Exhibit 99.1

                            ADDITIONAL INFORMATION TO FORM 3


Reporting Person:         Lehman Brothers Holdings Inc. ("Parent")
Address:                  745 Seventh Avenue
                          New York, NY  10019

Date of Event
Requiring Statement:      7/21/03

Issuer Name and Ticker or
Trading Symbol:           Neuberger Berman Inc.; NEU

                                   * * * * *


Note A: By virtue of the Voting Agreement dated as of July 21, 2003, by and between Parent and the stockholders signatory thereto (the "Voting Agreement"), Parent may be deemed a beneficial owner pursuant to
           Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), of 9,537,011 shares of common stock, par value $0.01 per share, of the Issuer ("Common Stock") which are subject to the Voting Agreement. Pursuant to Rule 16a-1(a)(4) under the Act, Parent hereby states that this Initial Statement of Beneficial Ownership of Securities on Form 3 shall not be deemed an admission that Parent is, for purposes of Section 16 of the Act or otherwise, the beneficial owner of such shares of Common Stock. Parent does not have any pecuniary interest in such shares of Common Stock.